As filed with the Securities and Exchange Commission on June 14, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

I.D. SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	22-3270799
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(201) 996-9000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

I.D. SYSTEMS, INC. 2018 INCENTIVE PLAN

(Full Title of Plan)

Ned Mavrommatis

Chief Financial Officer

I.D. Systems, Inc.

123 Tice Boulevard

Woodcliff Lake, New Jersey 07677

(201) 996-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Jeffrey Spindler, Esq.

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, New York 10019

Telephone: (212) 451-2300

Facsimile: (212) 451-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X]

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	1,500,000	$6.415	$9,622,500	$1,198

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminate number of additional shares of common stock of the Registrant that may be offered pursuant to the anti-dilution provisions set forth in the 2018 Incentive Plan.

(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, based on the average of the high and low prices of the common stock of the Registrant as reported on the Nasdaq Global Market on June 12, 2018.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I, “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants in the I.D. Systems, Inc. 2018 Incentive Plan (the “Plan”) as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Commission either as part of this Registration Statement on Form S-8 (this “Registration Statement”) or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents we filed with the Commission are incorporated by reference in this prospectus:

1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Commission on March 30, 2018;

2.	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the Commission on May 14, 2018;

3.	Our Current Report on Form 8-K filed with the Commission on May 2, 2018; and

4.	The description of our Common Stock contained in our Registration Statement on Form 8-A (Registration No. 001-15087) filed with the Commission on June 10, 1999, including any amendments or reports filed for the purpose of updating such description.

Additionally, all documents we subsequently file with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

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Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Officers and Directors.

We are incorporated under the laws of the State of Delaware. Under the General Corporation Law of the State of Delaware (the “DGCL”), a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the DGCL also provides that we also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Our Amended and Restated Certificate of Incorporation (the “Charter”) is consistent with the DGCL. Our Charter authorizes the Company to indemnify all persons permitted to be indemnified under Section 145 of the DGCL, by bylaws, agreements or otherwise, to the fullest extent permitted under Delaware law. We have also adopted provisions in our Charter that eliminate the personal liability of our directors to the fullest extent permitted by Section 102(b)(7) of the DGCL.

Item 7. Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit Number	Description of Document	Form	Dated	Exhibit Number	Filed Herewith

3.1.1	Restated Certificate of Incorporation of I.D. Systems, Inc., as amended	SB-2	6/28/1999	3.1

3.1.2	Certificate of Amendment to the Restated Certificate of Incorporation of I.D. Systems	S-8	7/19/2007	4.2

3.1.3	Certificate of Correction to the Restated Certificate of Incorporation of I.D. Systems	S-8	7/19/2007	4.2

3.1.4	Certificate of Designation for the Series A Junior Participating Preferred Stock	8-K	7/8/2009	3.3

3.1.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of I.D. Systems, Inc., as amended	8-K	6/25/2015	3.1

3.2.1	Restated By-Laws of I.D. Systems, Inc.	SB-2	6/28/1999	3.2

3.2.2	Amendment No. 1 to Restated Bylaws of I.D. Systems, Inc.	8-K	12/8/2016	3.1

4.1	Specimen Certificate of I.D. Systems, Inc.’s Common Stock	SB-2	6/28/1999	4.1

5.1	Opinion of Olshan Frome Wolosky LLP				X

10.1	2018 Incentive Plan				X

23.1	Consent of EisnerAmper LLP				X

23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (included on the signature page hereto)				X

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodcliff Lake, State of New Jersey on the 14th day of June, 2018.

I.D. SYSTEMS, INC.

By:	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Chris Wolfe and Ned Mavrommatis as his true and lawful attorney-in-fact, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments to this Registration Statement, and any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting along, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chris Wolfe	Chief Executive Officer (Principal	June 14, 2018
Chris Wolfe	Executive Officer) and Director

/s/ Ned Mavrommatis	Chief Financial Officer (Principal	June 14, 2018
Ned Mavrommatis	Financial and Accounting Officer)

/s/ Kenneth Brakebill	Director	June 14, 2018
Kenneth Brakebill

/s/ Michael Brodsky	Director	June 14, 2018
Michael Brodsky

/s/ Ron Konezny	Director	June 14, 2018
Ron Konezny

/s/ Michael Casey	Director	June 14, 2018
Michael Casey

/s/ Christopher Formant	Director	June 14, 2018
Christopher Formant

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EXHIBIT INDEX

Exhibit Number	Description of Document	Form	Dated	Exhibit Number	Filed Herewith

3.1.1	Restated Certificate of Incorporation of I.D. Systems, Inc., as amended	SB-2	6/28/1999	3.1

3.1.2	Certificate of Amendment to the Restated Certificate of Incorporation of I.D. Systems	S-8	7/19/2007	4.2

3.1.3	Certificate of Correction to the Restated Certificate of Incorporation of I.D. Systems	S-8	7/19/2007	4.2

3.1.4	Certificate of Designation for the Series A Junior Participating Preferred Stock	8-K	7/8/2009	3.3

3.1.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of I.D. Systems, Inc., as amended	8-K	6/25/2015	3.1

3.2.1	Restated By-Laws of I.D. Systems, Inc.	SB-2	6/28/1999	3.2

3.2.2	Amendment No. 1 to Restated Bylaws of I.D. Systems, Inc.	8-K	12/8/2016	3.1

4.1	Specimen Certificate of I.D. Systems, Inc.’s Common Stock	SB-2	6/28/1999	4.1

5.1	Opinion of Olshan Frome Wolosky LLP				X

10.1	2018 Incentive Plan				X

23.1	Consent of EisnerAmper LLP				X

23.2	Consent of Olshan Frome Wolosky LLP (included in Exhibit 5.1)				X

24.1	Power of Attorney (included on the signature page hereto)				X

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